Exhibit 4.19
LOAN AND SECURITY AGREEMENT

December 28, 2012

Development Authority of Gordon County
300 South Wall Street
Calhoun, Georgia 30701

Ladies and Gentlemen:

This letter constitutes the agreement (this "Agreement") between the Borrower and the Lender named below with respect to the Loan described below:

1.Borrower - Development Authority of Gordon County, a Georgia public body corporate and politic (the "Borrower").

2.Lender - Masland Carpets, LLC, a Georgia limited liability company (the "Lender").

3.Loan - Subject to the terms and conditions of this Agreement, the Lender agrees to make the following loan or loans in a principal amount of up to $6,300,000 (collectively, the "Loan") available to the Borrower:

(a)The Lender irrevocably and unconditionally agrees to advance to the Borrower funds sufficient in time and amount to enable the Borrower (i) to repay the Borrower's Taxable Revenue Bond (Masland Carpets, LLC Real Estate Project), Series 2012A, dated this date, executed by the Borrower in favor of Masland Carpets, LLC (the "Series 2012A Bondholder") in an original stated principal amount of $5,339,217.03 (the "Series 2012A Bond," which term shall include any extensions, renewals, modifications, or replacements thereof) and to pay interest on the Series 2012A Bond and (ii) to pay all other amounts owed by the Borrower to the Series 2012A Bondholder pursuant to the Loan Agreement, dated this date, between the Series 2012A Bondholder, as lender, and the Borrower, as borrower, and the other Credit Documents (as defined in such Loan Agreement). All advances required by this Section 3(a) shall be paid by the Lender in lawful money of the United States of America directly to the Series 2012A Bondholder or its successors or assigns for the account of the Borrower.

(b)The Lender irrevocably and unconditionally agrees to advance to the Borrower funds sufficient to pay the costs of purchasing several carpet-dyeing buildings, located on an approximately 46.44 acre site more particularly described in Exhibit A attached to this Agreement, and related equipment more particularly described in Exhibit B attached to this Agreement (collectively the "Facilities"), from Masland Carpets, LLC (the "Seller"), pursuant to the terms of a Purchase and Sale Agreement, dated this date (the "Purchase Agreement"), between the Seller and the Borrower, as purchaser, to the extent that funds are not available to pay such costs from the proceeds of the Series 2012A Bond. All advances required by this Section 3(b) shall be applied directly by the Lender to pay the costs of purchasing the Facilities on behalf of the Borrower, by paying purchase price owed to the Seller pursuant to the Purchase Agreement.

(c)The Borrower's obligation to pay the Lender the principal of and interest on the Loan shall be evidenced by the records of the Lender and by the Series 2012B Bond described below.

4.Series 2012B Bond - The Loan shall be evidenced by the Taxable Revenue Bond (Masland Carpets, LLC Real Estate Project), Series 2012B, dated this date, executed by the Borrower in favor of the Lender in an original stated principal amount equal to the maximum amount of the Loan as described above (the "Series 2012B Bond," which term shall include any extensions, renewals, modifications, or replacements thereof). The Series 2012B Bond shall be in substantially the form attached to this Agreement as Exhibit C.

5.Interest and Fees - In consideration of the Loan, the Borrower shall pay the Lender the following interest or fees:

(a)The Loan shall bear interest at the rate or rates per annum specified in the Series 2012B Bond, and such interest shall be calculated in the manner specified in the Series 2012B Bond.

(b)On the date of the initial advance of the Loan, the Borrower shall pay the Lender an origination fee for the Loan in the amount of $-0-, which fee shall be deemed fully earned upon the initial advance of the Loan.

6.Prepayment - The Loan shall be prepayable in accordance with the terms and conditions of the Series 2012B Bond. The Borrower shall, at the written request of the Lender, exercise its option to prepay the Loan in whole or in part at any time or from time to time, provided that the Lender arranges a loan or loans to the Borrower to refinance the portion of the Loan requested to be prepaid upon terms and conditions reasonably satisfactory to the Borrower.

7.Security for the Loan - (a) In order to secure its obligation to repay the Loan, the Borrower does hereby grant, bargain, convey, sell, transfer, assign, pledge, and set over, and grant a security interest in, unto the Lender and its successors and assigns all of the Borrower's right, title, interest, remedies, powers, options, benefits, and privileges in, to, and under the Lease Agreement, dated as of December 1, 2012 (the "Lease"), between the Borrower, as lessor, and Masland Carpets, LLC, as lessee (reserving, however, to the Borrower the Unassigned Rights, as defined in the Lease) and all amounts due and to become due to the Borrower under and pursuant to the Lease.

(b)    The Borrower represents and warrants to the Lender that it has not previously assigned, transferred, pledged, or encumbered in any manner, or granted a security interest in, any of its right, title, interest, remedies, powers, options, benefits, and privileges in, to, or under the Lease. The Borrower shall defend the title to all of the foregoing against the claims and demands of all persons whomsoever claiming by, through, or under the Borrower.

(c)    The Borrower hereby authorizes and empowers the Lender, and hereby irrevocably and duly constitutes and appoints the Lender as the Borrower's attorney-in-fact, to receive any and all amounts payable under the Lease (except pursuant to Unassigned Rights), to collect any and all such amounts by such means and taking such action as the Lender may deem necessary or desirable, to exercise any and all rights or remedies provided for under the Lease, to file such claims and take any other action or to institute any other proceedings that the Lender may deem necessary or advisable to enforce any such obligations, and to act in all other ways under and with respect to the Lease in the place and stead of the Borrower. The foregoing appointment of the Lender as the Borrower's attorney-in-fact is coupled with an interest; cannot be revoked by insolvency, reorganization, merger, consolidation, or otherwise; and shall not terminate until the Series 2012B Bond has been paid and satisfied in full.

8.Limited Liability - Notwithstanding any other provision of the Series 2012B Bond or this Agreement, the Borrower shall have no personal liability for the payment of the Series 2012B Bond or any other obligations of the Borrower under this Agreement beyond the interest of the Borrower in the collateral encumbered by this Agreement. The Lender agrees that: (i) the Lender will rely for payment of the Series 2012B Bond or any other obligations of the Borrower under this Agreement solely on the collateral encumbered by this Agreement; (ii) the Lender shall not seek to enforce any money judgment obtained by the Lender for the payment of the Series 2012B Bond or any other obligations of the Borrower under this Agreement against any property of the Borrower other than the collateral encumbered by this Agreement; and (iii) the Lender shall not sue or othe1wise seek recourse against the Borrower for any deficiency remaining after a sale of any collateral encumbered by this Agreement. The foregoing provisions concern only the personal liability of the Borrower and do not in any manner, and shall not be interpreted or construed to, diminish, affect, impede, or impair, in any manner whatsoever: (i) the right, title, or interest of the Lender in and to the collateral encumbered by this Agreement; (ii) the pursuit or exercise by the Lender of any rights and remedies that the Lender may have under this Agreement; or (iii) the priority and enforceability, by judicial or extrajudicial means, of the lien and security interest of this Agreement.

9.Miscellaneous - (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, exclusive of such state's rules regarding choice of law.

(b)    This Agreement shall be binding upon and shall inure to the benefit of the Borrower, the Lender, and their respective legal representatives, successors, and assigns.

(c)    This Agreement may not be waived or amended except by a writing signed by authorized officers of the patties hereto.

(d)    This Agreement shall be effective on the date on which the Borrower and the Lender have signed one or more counterparts of it and the Lender shall have received the same. At such time as the Lender is no longer obligated under this Agreement to make any further advances under the Loan and all principal, interest, or other amounts owing with respect to the Loan have been finally and irrevocably repaid by the Borrower to the Lender, this Agreement shall terminate.

(e)    This Agreement and the Series 2012B Bond constitute the entire agreement between the Borrower and the Lender with respect to the Loan and superse de all prior agreements,

negotiations, representations, or understandings between such parties with respect to such matters.

(f)    This Agreement may be executed in one or more counterparts.

(g)    All pronouns used herein include all genders, and all singular terms used herein include the plural (and vice versa).

If the Borrower is in agreement with the terms and conditions for the Loan set forth in this Agreement, please so signify by signing the enclosed copy of this Agreement in the space indicated below and returning it to the Lender by the close of the Lender's business on December 28, 2012. This Agreement shall not become effective unless and until it is so signed and returned by the Borrower by such deadline.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

Very truly yours,

MASLAND CARPETS, LLC

By: /s/ Jon A. Faulkner
Jon A. Faulkner, President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

AGREED TO

DEVELOPMENT AUTHORITY OF
GORDON COUNTY

By: /s/ Larry Roye
Chairman

ATTEST:

/s/ Ray Towers
Secretary [SEAL]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

EXHIBIT B

DESCRIPTION OF THE EQUIPMENT

[Attached]

EXHIBITC

FORM OF REVENUE BOND

THIS BOND IS SUBJECT TO AN INVESTMENT LETTER AGREEMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS OF SUCH INVESTMENT LETTER AGREEMENT.

DEVELOPMENT AUTHORITY OF GORDON COUNTY TAXABLE REVENUE BOND (MASLAND CARPETS, LLC REAL ESTATE PROJECT), SERIES 2012B

$6,300,000

FOR VALUE RECEIVED, the Development Authority of Gordon County (hereinafter referred to as the "Borrower") promises to pay, but only from the source as hereinafter provided, to the order of Masland Carpets, LLC (hereinafter referred to as the "Lender") at the Lender's office located in Dalton, Georgia, or at such other place as the holder hereof may designate, the principal sum of $6,300,000, or so much thereof as shall have been advanced hereagainst and shall be outstanding, together with interest on so much of the principal balance of this Bond as may be outstanding and unpaid from time to time, calculated at the rate or rates per annum indicated below.

The unpaid principal balance of this Bond shall bear interest at a rate per annum equal to six percent (6.00%), calculated on the basis of a 360-day year and actual days elapsed.

Accrued interest on this Bond shall compound annually on each December 1 until the maturity date of this Bond. The compounded amount (which consists of the principal balance of and accrued interest on this Bond) of this Bond shall be due and payable on December 1, 2022.

The Borrower may prepay the compounded amount of this Bond in whole or in part at any time without premium or penalty.

This Bond constitutes the Borrower's Taxable Revenue Bond (Masland Carpets, LLC Real Estate Project), Series 2012B issued under and pursuant to and is entitled to the benefits and subject to the conditions of a Loan and Security Agreement, dated this date (the "Loan Agreement"), between the Borrower and the Lender, to which Loan Agreement reference is hereby made for a description of the circumstances under which principal shall be advanced under this Bond.

The obligation of the Borrower to make the payments required to be made under this Bond and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a limited obligation of the Borrower, payable solely from funds pledged by the Loan Agreement, and shall be absolute and unconditional irrespective of any defense or any rights of setoff, counterclaim, or recoupment, except for payment, it may otherwise have against the Lender.

THIS BOND SHALL NEVER CONSTITUTE AN INDEBTEDNESS, DEBT, OR GENERAL OBLIGATION OF THE STATE OF GEORGIA, GORDON COUNTY, GEORGIA, OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF GEORGIA, WITHIN THE MEANING OF ANY CONSTITUTIONAL PROVISION OR STATUTORY DEBT LIMITATION WHATSOEVER, NOR A PLEDGE OF THE FAITH AND CREDIT OR TAXING POWER OF ANY OF THE FOREGOING, NOR SHALL ANY OF THE FOREGOING BE SUBJECT TO ANY PECUNIARY LIABILITY HEREON. THE BORROWER HAS NO TAXING POWER. THIS BOND SHALL NOT BE PAYABLE FROM NOR A CHARGE UPON ANY FUNDS OTHER THAN THE FUNDS PLEDGED BY THE LOAN AGREEMENT AND SHALL BE A LIMITED OR SPECIAL OBLIGATION OF THE BORROWER PAYABLE SOLELY FROM SUCH FUNDS PLEDGED BY THE LOAN AGREEMENT. NO OWNER OF THIS BOND SHALL EVER HAVE THE RIGHT TO COMPEL THE EXERCISE OF THE TAXING POWER OF THE STATE OF GEORGIA, GORDON COUNTY, GEORGIA, OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF GEORGIA TO PAY THE PRINCIPAL OF THIS BOND OR THE INTEREST OR ANY PREMIUM HEREON, OR TO ENFORCE PAYMENT HEREOF AGAINST ANY PROPERTY OF THE FOREGOING, NOR SHALL THIS BOND CONSTITUTE A CHARGE, LIEN, OR ENCUMBRANCE, LEGAL OR EQUITABLE, UPON ANY PROPERTY OF THE FOREGOING. NEITHER THE MEMBERS OF THE GOVERNING BODY OF THE BORROWER NOR ANY PERSON EXECUTING THIS BOND SHALL BE LIABLE PERSONALLY ON THIS BOND BY REASON OF THE ISSUANCE HEREOF.

In case this Bond is collected by or through an attorney-at-law, all costs of such collection incurred by the Lender, including reasonable attorney's fees actually incurred, shall be paid by the Borrower.

Time is of the essence of this Bond. Demand, presentment, notice, notice of demand, notice for payment, protest, and notice of dishonor are hereby waived by each and every maker, guarantor, surety, and other person or entity primarily or secondarily liable on this Bond. The Lender shall not be deemed to waive any of its rights under this Bond unless such waiver be in writing and signed by the Lender. No delay or omission by the Lender in exercising any of its rights under this Bond shall operate as a waiver of such rights, and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occas10n.

This Bond shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without giving effect to its conflicts of law rules). Whenever possible, each provision of this Bond shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Bond shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Bond.

Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders. The word "Lender" as used herein shall include transferees, successors, and assigns of the Lender, and all rights of the Lender hereunder shall inure to the benefit of its transferees, successors, and assigns. All obligations of the Borrower hereunder shall bind the Borrower's successors and assigns.

SIGNED, SEALED, AND DELIVERED by the undersigned Borrower on the _ day of December 2012.

DEVELOPMENT AUTHORITY OF GORDON COUNTY

(SEAL)    By: ___________________________
Chairman
Attest:

________________________________
Secretary

VALIDATION CERTIFICATE

STATE OF GEORGIA
COUNTY OF GORDON

The undersigned Clerk of the Superior Court of Gordon County, State of Georgia, does hereby certify that the within bond and the security therefor was validated and confirmed by judgment of the Superior Court of Gordon County, rendered on the 20th day of December 2012, in the case of State of Georgia vs. Development Authority of Gordon County and Masland Carpets, LLC, Civil Action File No. 12CV61268, that no intervention or objection was filed opposing the validation of the within bond and the security therefor, and that no appeal of such judgment of validation has been taken.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate by his manual signature and has impressed hereon the official seal of the Superior Court of Gordon County.

Clerk, Superior Court of Gordon County

(COURT SEAL)

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